UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2019

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7405 Tecumseh Road East Suite 300

Windsor, Ontario

Canada

N8T 1G2

(Address of principal executive offices, including zip code)

(519) 419-4958

(Registrant’s telephone number, including area code)

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On June 21, 2019, CEN Biotech, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) with Caduceus Software Systems Corp., a Wyoming corporation (“CSOC”), Caduceus Merger Sub, Inc., a Wyoming corporation and a wholly owned subsidiary of CSOC (the “Merger Sub”).

Pursuant to the Merger Agreement, the Company, the Merger Sub and CSOC agreed to effect a merger transaction, pursuant to which the Company will merge with and into the Merger Sub, with the Company surviving and being a wholly owned subsidiary of CSOC (the “Merger”). For federal income tax purposes, the parties to the Merger Agreement intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to satisfaction or waiver of certain conditions set forth in the Merger Agreement, at the closing, the Merger will be consummated by filing Articles of Merger (the “Articles of Merger”) with the Secretary of State of Wyoming and by making all other filings or recordings required under the Wyoming Business Corporation Act, as in effect and as the same may be amended from time to time (the “WBCA”) in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the WBCA. The Merger will become effective when Articles of Merger are filed with the Secretary of State of Wyoming, or at such other time as the parties agree, which shall be specified in the Articles of Merger (the “Effective Time”).

Upon the Effective Time, each share of the Company’s issued and outstanding common stock, no par value per share, (the “CEN Common Stock”) shall be converted into and shall become one (1) fully paid and nonassessable share of common stock, par value $0.001 per share, of CSOC (the “CSOC Common Stock”). Any fractional shares of CEN Common Stock issued and outstanding immediately prior to the Effective Time shall, be converted into and shall become the same fraction of a fully paid and nonassessable share of CSOC Common Stock, such that, for such fraction of a share of CEN Common Stock, the holder thereof will be issued an equal fraction of a share of CSOC Common Stock. Each share of CEN Common Stock issued and outstanding immediately prior to the Effective Time that is owned by CSOC or the Merger Sub and each share of CEN Common Stock that is owned by the Company as treasury stock shall be cancelled and retired and cease to exist, and no payment or distribution shall be made with respect thereto. At the Effective Time, any outstanding shares of CSOC Common Stock that are owned by CSOC, the Merger Sub or any other direct or indirect wholly owned subsidiary thereof, shall be cancelled and retired and shall cease to exist and no cash or other consideration shall be delivered or deliverable in exchange therefor.

Upon the closing of the Merger Agreement (the “Closing”) the current members of the CSOC Board of Directors (the “CSOC Board”) shall take such actions as required to expand the CSOC Board to be at least four (4) persons total, and thereafter to add three (3) persons designated by the Company as new members of the CSOC Board, after which the current members of the CSOC Board shall resign. Additionally, pursuant to the Merger Agreement, at the Closing, all current officers of CSOC shall resign, and the new members of the CSOC Board as reconstituted pursuant to the foregoing, shall elect new officers of CSOC.

The Merger Agreement includes customary representations, warranties and covenants by the respective parties. For example, in the Merger Agreement CSOC represents and warrants to the Company that the financials statements of CSOC to be provided to the Company pursuant to the terms of the Merger Agreement, will be complete and will be based on the books and records of CSOC, and fairly present the financial condition of CSOC as of the respective dates they were prepared and the results of the operations of CSOC for the periods indicated, in all material respects.

The Company and CSOC have each agreed, that from the Effective Time, until the first to occur of the Closing or the termination of the Merger Agreement, not to solicit or initiate discussions with third parties regarding other acquisition proposals.

Pursuant to the Merger Agreement, CSOC agreed to undertake the following actions following the Effective Time and prior to the Closing:

●

file a Form 10 Registration Statement with the Securities and Exchange Commission (the “SEC”) and be current in its reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

●	complete a 1 for 5,000 reverse split of the CSOC Common Stock;
●	redeem or terminate any derivatives of CSOC;
●

amend and restate its Articles of Incorporation as to be agreed by the parties, and cause such amendment to be filed with the Wyoming Secretary of State and to become effective under all applicable Laws;

●

convert all of its existing debt, whether existing as of the Effective Time or thereafter, into shares of CSOC Common Stock, pursuant to Debt Conversion Agreements, in the form as to be agreed by the parties such that CSOC has no liabilities as of the Effective Time; and

●	file a Form 14f-1 with the SEC at least 10 days prior to the Closing.

Pursuant to the Merger Agreement, the Company agreed to undertake the following actions following the Effective Time and prior to the Closing:

●

amend the terms of any promissory notes or other debt instruments or agreement which are convertible into shares of CEN Common Stock such that such instruments or agreements are, following the Effective Time, convertible into shares of CSOC Common Stock; and

●

amend the terms of any acquisition agreements in place at the Company, whether currently or at any time prior to the Closing, such that such agreements are freely assignable by the Company to CSOC following the Closing and such that, upon completion of the acquisitions or transactions set forth therein, the counterparties to such agreements shall be entitled to receive shares of CSOC Common Stock instead of shares of CEN Common Stock.

Consummation of the Merger is subject to various customary conditions, each as more fully described in the Merger Agreement. In addition to customary closing conditions and other closing conditions further described in the Merger Agreement, the Closing is conditioned upon:

●	CSOC having no more than 731,680 shares of CSOC Common Stock issued and outstanding as of immediately prior to the Closing;
●	CSOC having no liabilities as of the Closing;
●	CSOC being current in all of its reporting requirements pursuant to the Exchange Act and the Securities Act of 1933, as amended; and
●

delivery by CSOC to the Company all of the Merger deliverables as set forth in the Merger Agreement, including, but not limited to resignations of the directors and officers of CSOC and written evidence of the termination of any and all stockholder, voting, buy-sell or similar agreements by and among CSOC and any of its shareholders.

Pursuant to the terms of the Merger Agreement, if CSOC or the Merger Sub or the Company fails to perform any of their respective material obligations under the Merger Agreement, or are in breach in any material respect of any representation, warranty, covenant or agreement on the part of such party, and such failure or breach is not cured within five (5) business days, then the party who is in such failure or makes such breach shall be in default under the Merger Agreement. In the event of a default, the non-defaulting party will be entitled to either (1) bring an action for specific performance of the Merger Agreement or (2) terminate the Merger Agreement and to proceed against the defaulting party for payment of expenses as further detailed in the Merger Agreement.

The Merger Agreement can be terminated any time prior to the Closing pursuant to the following:

●	mutual written consent of the Company and CSOC;
●

by CSOC or the Company, upon written notice to the other parties, if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Merger;

●	by CSOC, upon written notice to the Company if there shall have been a default by the Company under the Merger Agreement;
●	by the Company, upon written notice to CSOC, if there shall have been a default by CSOC under the Merger Agreement;
●	by CSOC, upon written notice to the Company, in the event that a material adverse effect with respect to the Company has occurred prior to the Closing;
●	by the Company, upon written notice to CSOC, in the event that a material adverse effect with respect to CSOC or the Merger Sub has occurred prior to the Closing;
●

by the Company, upon written notice to CSOC, at any time prior to the Closing if the results of the Company’s due diligence review of CSOC and/or the Merger Sub are unsatisfactory to the Company in its sole discretion; or

●	by either the Company or CSOC if the Closing has not occurred by August 30, 2019.

If the Merger Agreement is terminated pursuant to a default on the part of the Company, CSOC may then seek from the Company cash equal to CSOC’s reasonable out of pocket costs incurred in connection with the Merger Agreement, subject to a maximum payment of $150,000. If the Merger Agreement is terminated pursuant to a default on the part of the CSOC, the Company may then seek from CSOC cash equal to the Company’s reasonable out of pocket costs incurred in connection with the Merger Agreement, subject to a maximum payment of $150,000 and an additional sum of $50,000. If the Merger Agreement is terminated because the Closing does not occur for any reason, other than the default thereunder of any of the parties, the parties shall not owe each other any payment amounts.

The Merger Agreement also includes indemnification by CSOC of the Company, and by the Company of CSOC, as further described therein, for any losses incurred due to (i) any inaccuracy in or breach of any representations or warranties by the other party as set forth in the Merger Agreement, (ii) any breach or non-fulfillment of any covenant, agreement or obligation of such party as set forth in the Merger Agreement, or (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such person with the other party in connection with transactions contemplated by the Merger Agreement.

There can be no assurance that Merger Agreement will close, or that the transactions contemplated thereby can be completed as planned, or at all.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Form of Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 21, 2019, the Company issued a press release regarding its entry into the Merger Agreement (the “Press Release”). The Press Release is furnished hereto as Exhibit 99.1.

The information contained in the Press Release is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Form of Merger Agreement dated June 21, 2019, between CEN Biotech, Inc. and Caduceus Software Systems Corp. and Caduceus Merger Sub, Inc.

99.1**	Press Release dated June 21, 2019 (furnished herewith).

*Filed herewith.

**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: June 21, 2019	By:	/s/Joseph Byrne
Joseph Byrne
Chief Executive Officer